SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

OPHTHALMIC IMAGING SYSTEMS
(Name of Registrant as Specified in Charter)

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OPHTHALMIC IMAGING SYSTEMS

221 Lathrop Way, Suite I

Sacramento, California 95815

(916) 646-2020

NOTICE OF STOCKHOLDER ACTION TO BE TAKEN WITHOUT A MEETING

Dear Stockholders of Ophthalmic Imaging Systems:

The purpose of this letter and the enclosed Information Statement is to inform you that our stockholders holding a majority of our issued and outstanding shares of common stock, no par value per share (“Common Stock”) have executed written consents in lieu of a meeting to approve an amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to increase the number of authorized shares of Common Stock from 35,000,000 shares to 100,000,000 shares (the “Share Increase”).  We are increasing our authorized Common Stock primarily to provide for the issuance of 3,581,089 shares of our Common Stock and a warrant to purchase 1,193,696 shares of our Common Stock in a 2nd Installment of a private placement, as set forth in a Purchase Agreement dated June 24, 2009, between us and U.M. AccelMed., Limited Partnership, our largest shareholder.

On September 17, 2009 and October 7, 2009, our board of directors and stockholders collectively holding approximately 71.8% of our outstanding Common Stock, respectively, executed written consents approving the Share Increase. The consents we have received constitute the only stockholder approval required for the Share Increase under the California Corporations Code (the “Code”) and our existing Articles of Incorporation and Amended and Restated Bylaws. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, stockholder approval of the Share Increase will become effective on or after November 26, 2009, which is 20 calendar days following the date we first mailed the Information Statement to our stockholders.  As soon as practicable after such date, we intend to file a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of California.

We are furnishing the Information Statement to you solely to inform you of the approval of the Share Increase by the holders of a majority of our issued and outstanding Common Stock. Section 603 of the Code requires that we notify you of these approvals because they were obtained by written consent of stockholders in lieu of a meeting. This letter and the Information Statement are intended to provide such notice. No action is required by you.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Information Statement is for information purposes only. Please read it carefully.

By order of the Board of Directors

Ariel Shenhar
Chief Financial Officer

November 6, 2009

OPHTHALMIC IMAGING SYSTEMS

221 Lathrop Way, Suite I

Sacramento, California 95815

(916) 646-2020

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement (the “Information Statement”) is being mailed on or about November 6, 2009 to the stockholders of record of Ophthalmic Imaging Systems, a California corporation, as of the close of business on October 7, 2009 (the “Record Date”).  This Information Statement is being furnished to you for information purposes only, to inform you that holders of shares representing a majority of our issued and outstanding shares of common stock, no par value per share (“Common Stock”) have adopted, by written consent, resolutions authorizing us to amend our Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the number of authorized shares of our Common Stock from 35,000,000 shares to 100,000,000 shares (the “Share Increase”).  We are increasing our authorized Common Stock primarily to provide for the issuance of 3,581,089 shares of our Common Stock and a warrant to purchase 1,193,696 shares of our Common Stock in a 2nd Installment of a private placement, as set forth in a Purchase Agreement dated June 24, 2009, between us and U.M. AccelMed., Limited Partnership, our largest shareholder.

Board of Directors and Consenting Stockholders

On September 17, 2009, our board of directors (the “Board”) unanimously adopted resolutions authorizing an increase in the number of authorized shares of our Common Stock from 35,000,000 shares to 100,000,000 shares and a corresponding amendment to our Articles of Incorporation to effect the Share Increase.

Section 603(a) of the California Corporations Code (the “Code”) provides that the written consent of the holders of the issued and outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the holders of a majority of our issued and outstanding shares of voting capital stock to reduce the costs and implement the Share Increase in a timely manner.

As of the Record Date, there were issued and outstanding 26,500,059 shares of our Common Stock. These issued and outstanding shares of our Common Stock constitute our only voting securities and each stockholder is entitled to cast one vote for each share of Common Stock held by the stockholder. On October 7, 2009, the following stockholders, who collectively own 71.8% of our Common Stock, consented in writing to the Share Increase (the “Consenting Stockholders”):

Stockholder	Consenting Shares	Total %
MediVision Medical Imaging Ltd.	9,380,843	35.4%
U.M. AccelMed, Limited Partnership	9,633,228	36.4%

The actions described in this Information Statement have been consented to by the Consenting Stockholders. Accordingly, the written consent executed by the Consenting Stockholders pursuant to Section 603(a) of the Code and delivered to us is sufficient to approve the Share Increase and the corresponding amendment to our Articles of Incorporation and no further stockholder vote or other action is required.

Pursuant to Section 603(b) of the Code, we are required to provide prompt notice of the taking of this corporate action without a meeting to the stockholders who are entitled to vote and have not consented in writing to such action. This Information Statement is intended to provide such notice.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage firms, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Recent Transaction

On June 24, 2009, we completed a private placement transaction in which we issued and sold to U.M. AccelMed, Limited Partnership (“AccelMed”), 9,633,228 shares of our Common Stock at $0.41522 per share, for an aggregate purchase price of $3,999,909 million before expenses, and a warrant to purchase up to 3,211,076 shares of our Common Stock, which is exercisable at $1.00 per share and expires on June 24, 2012. Upon consummation of this private placement, AccelMed became our largest stockholder with 36.4% of our Common Stock issued and outstanding and MediVision Medical Imaging Ltd. (“MediVision”), who prior to the private placement owned 55.6%, then owned 35.4% of our Common Stock issued and outstanding. AccelMed paid the private placement purchase price using internal funds. Uri Geiger, a director on our board, is a stockholder of A.M. AccelMed Management (2009) Ltd., the general partner of AccelMed.

The Purchase Agreement entered into in connection with the private placement sets forth terms for a 2nd Installment.  The 2nd Installment contemplates the issuance to AccelMed of 3,581,089 shares of Common Stock and a warrant to purchase up to an aggregate of 1,193,696 shares of Common Stock, for an aggregate purchase price of $1,999,967.  We are increasing our authorized Common Stock primarily to provide for the issuance of the shares of Common Stock and warrant in the 2nd Installment.

In connection with the private placement, we agreed, among other things, (1) as long as AccelMed and the MediVision/Principal MV Shareholders Group (as defined below) holds between 25% and 50% of the outstanding shares of Common Stock, to use our best efforts and take all actions to cause to be nominated for election to our Board of Directors, (a) four persons designated and named by AccelMed, of which one will be an “Independent Director,” as defined under the listing standards of The Nasdaq Capital Market, and another the chairman of our Audit Committee, and (b) one person designated and named jointly by AccelMed and MediVision who shall be a reputable individual from our industry or (2) as long as either AccelMed or the MediVision/Principal MV Shareholders Group holds less than 25% or more than 50% of the outstanding shares of our Common Stock, to use our best efforts and take all actions to cause to be nominated for election to our Board of Directors (a) one person designated and named by AccelMed, who will be an “Independent Director,” as defined under the listing standards of The Nasdaq Capital Market, (b) six persons designated and named by AccelMed and the MediVision/Principal MV Shareholders Group, with each to designate and name such persons in proportion to their shareholdings in our Common Stock (i.e., calculated based on the percentages of holdings of each out of their combined aggregate holdings, multiplied by six, and rounded to the nearest whole number), and (c) one person designated and named jointly by AccelMed and MediVision who shall be a reputable individual from our industry.  These nominating rights terminate when AccelMed or the

MediVision/Principal MV Shareholder Group ceases to own more than 10% of our Common Stock on a fully-diluted basis.  The “MediVision/Principal MV Shareholders Group” collectively refers to MediVision, Agfa Gevaert N.V., Delta Trading and Services (1986) Ltd., Gil Allon, Noam Allon, Ariel Shenhar and Yuval Shenhar.

In connection with the foregoing nominating rights, at the first annual meeting of our shareholders following June 24, 2009, the date the Voting Agreement was executed, AccelMed shall designate Ariel Shenhar and the MediVision/Principal MV Shareholders Group shall designate Gil Allon to serve as directors until the next annual meeting, subject to their continued service as our Chief Financial Officer and Chief Executive Officer, respectively. In addition, AccelMed has appointed Uri Geiger and Menachem Inbar to serve on our Board of Directors.  Messrs. Geiger and Inbar are affiliates of AccelMed.

In connection with the private placement, we also granted AccelMed with a pro rata participation right in any of our future equity offerings, so long as AccelMed owns 15% of the shares of Common Stock we issued in the private placement on June 24, 2009, and a most favorite nation right, pursuant to which AccelMed will receive rights on parity with any other issuance which provides for rights more favorable than those received in the private placement (e.g., voting, registration, liquidation preference, etc.), so long as AccelMed owns 20% of our Common Stock on a fully diluted basis. Additionally, we granted AccelMed veto rights over certain of our material business decisions, so long as AccelMed owns more than 20% of or common stock on a fully diluted basis, including, but not limited to, with respect to following: (1) merge, sell of all or substantially all of our assets, liquidate, dissolve or wind-up, acquire any interest in any business from any person or entity, sell, transfer, lease or otherwise dispose of (in one or more transactions) any of our material assets, purchase, lease or otherwise acquire (in one or more transactions) any material asset or assets; (2) offer, sell or issue any (a) security or security converted into equity for a purchase price or exercise price, as the case may be, lower than the average purchase price to be paid by AccelMed for the two installments (or lower than the 1st Installment purchase price, if the 2nd Installment was not paid), and (b) debt security, provided that following two years from June 24, 2009, we may issue debt security in an aggregate amount lower than $2,000,000 per year without AccelMed’s consent, and in any event, excluding the issuance of options to employees, including directors; (3) incur indebtedness for borrowed money or guarantee or act as a surety for any debt from financial institutions in excess of $100,000 other then in the ordinary course of business; (4) grant a security interest in any of our assets or combination of assets valued individually or in the aggregate at $250,000 or more; (5) sell, lease, sublease, license or otherwise transfer any of the rights, title and interest in any of our intellectual property valued individually or in the aggregate at $250,000 or more; (6) purchase, license or otherwise acquire any of the rights, title or interest in any intellectual property of any third party valued individually or in the aggregate at $250,000 or more; (7) any deviation of $250,000 or more from our budget for 2009 and 2010; or (8) hire or terminate any of our executive officers, including our Chief Executive Officer and Chief Financial Officer; or (9) approve interested parties transaction(s) (excluding grant of options).

AMENDMENT TO THE

ARTICLES OF INCORPORATION

Increase in Authorized Shares of Common Stock

As of the Record Date, we are authorized to issue 35,000,000 shares of Common Stock and we have 26,500,059 shares of Common Stock issued and outstanding and 8,395,126 shares of Common Stock issuable upon the exercise or conversion, as applicable, of outstanding warrants, options and convertible notes.  Assuming all of the outstanding warrants, options and convertible notes are exercised or converted, as applicable, we would have 104,815 shares of Common Stock authorized and unissued.  Following the amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 35,000,000 shares to 100,000,000 shares, assuming all of the outstanding warrants, options and convertible notes are exercise or converted, as applicable, we will have 65,104,815 shares authorized and unissued.

The Board and the Consenting Stockholders approved an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 35,000,000 shares to 100,000,000 shares.

We will file an amendment to our Articles of Incorporation, substantially in the form attached to this Information Statement as Appendix A (the “Amendment”), with the Secretary of State of California, as soon as practicable following 20 calendar days after the date of the mailing of this Information Statement to our stockholders, and the Share Increase will become effective upon filing.

Purpose and Effects of Increasing the Authorized Shares of Common Stock

We are increasing our authorized Common Stock primarily to provide for the issuance of shares of our Common Stock and a warrant to purchase shares of our Common Stock in a 2nd Installment, as set forth in a Purchase Agreement dated June 24, 2009, between us and AccelMed.  The 2nd Installment contemplates the inssuance to AccelMed, our largest shareholder, of 3,581,089 shares of newly available and authorized Common Stock and a warrant to purchase up to an aggregate of 1,193,696 shares of newly available and authorized shares of Common Stock, for an aggregate purchase price of $1,999,967.  The 2nd installment funds will be used for general working capital purposes.  The conditions to consummation of the 2nd Installment include, without limitation, the achievement of certain financial milestones, upon which, completion of the 2nd Installment will occur within 14 days of the date of our filing with the SEC our Form 10-Q for the quarter ended March 31, 2010 or on a later date as may be agreed to in writing by the parties.

We are also increasing our authorized Common Stock to ensure that we have sufficient shares of Common Stock available for general corporate purposes including, without limitation, equity financings and the issuance of shares to our employees.  Without an increase in the shares of Common Stock authorized for issuance, we might not be able to conclude any such transaction in a timely fashion.  Except as set forth above, we do not presently have any other plans, proposals or arrangements to issue any of the newly available authorized shares of Common Stock for any purpose.  The newly available authorized shares of Common Stock that will become available by virtue of the Share Increase will be used by us for various purposes, including those set forth above, that may be within the Board’s discretion and will not require further action by our stockholders, unless required by law, regulation or stock market rules.

To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our Common Stock have no preemptive rights to subscribe for additional securities that may be issued by us, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of Common Stock. In addition, if the Board elects to cause us to issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing stockholders.  The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders.

The increase in the number of authorized shares and the subsequent issuance of such shares could have an anti-takeover effect, although this is not the intent of the Board in approving the Share Increase. For example, if the Board issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of our company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board.  Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our Common Stock or the stock ownership and voting rights of a person seeking to obtain control of our company. The relative rights and limitations of the shares of Common Stock will remain unchanged under the Amendment.

We do not have any other provisions in our Articles of Incorporation, Amended and Restated Bylaws, employment agreements or any other documents that have material anti-takeover consequences. Additionally, we have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of our company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October 7, 2009, certain information regarding the ownership of our voting securities by each stockholder known to our management to be (i) the beneficial owner of more than 5% of the our outstanding Common Stock, (ii) our directors, and (iii) all executive officers and directors as a group. Unless otherwise noted, we believe that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Unless otherwise noted, the address of each beneficial owner named below is our corporate address.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Management and the Board
Gil Allon	990,417	(2)	3.6%
Ariel Shenhar	679,167	(3)	2.5%
William Greer	20,000	(4)	*
Jonathan Phillips	35,000	(5)	*
Eric Maurincomme	—		—
Uri Ram	—		—
Uri Geiger	—		—
Menachem Inbar	—		—
Directors and officers as a group (total of 8 persons)	1,724,584	(6)	6.1%

5% Stockholders
U.M. AccelMed, Limited Partnership(7) 6 Hachoshlim St. Herzliya Pituach, 46120, Israel P.O. Box 12006	12,844,304	(8)	43.2%

MediVision Medical Imaging Ltd.(9) P.O. Box 45, Industrial Park Yokneam Elit 20692 Israel	9,380,843	(10)	35.4%

The Tail Wind Fund Ltd.(11) c/o Peter J. Weisman, P.C. 52 Vanderbilt Avenue, 17th Floor New York, NY 10017	2,220,010	(12)	7.7%
Represents less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Under those rules and for purposes of the table above (a) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; (b) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons; and (c) if a person held options to purchase shares that were exercisable on, or became exercisable within 60 days of, October 7, 2009, that person will be deemed to be the beneficial owner of those shares and those shares (but not shares that are subject to options held by any other stockholder) will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person.

(2)	Represents 60,000 shares of Common Stock, options to purchase 870,417 shares of Common Stock and the indirect beneficial ownership by spouse of stock options to purchase 60,000 shares of Common Stock.
(3)	Represents 30,000 shares of Common Stock and options to purchase 649,167 shares of Common Stock.
(4)	Represents options to purchase 20,000 shares of Common Stock.
(5)	Represents 15,000 shares of Common Stock and options to purchase 20,000 shares of Common Stock.
(6)	Represents 105,000 shares of Common Stock and options to purchase 1,619,584 shares of Common Stock.
(7)	Moshe Arkin shares voting and dispositive power over the shares of Common Stock held by AccelMed with M. Arkin (1999) Ltd., A.M. AccelMed Management (2009), Ltd. and U.M. AccelMed. Mr. Arkin is the sole director and beneficial owner of 99.9% of the outstanding shares of M. Arkin (1999) Ltd., which beneficially owns 80% of A.M. AccelMed Management (2009), Ltd., which is the general partner of AccelMed. Each of Mr. Arkin, M. Arkin (1999) Ltd. and A.M. AccelMed Management (2009), Ltd. expressly disclaim equitable and beneficial ownership of the shares of Common Stock held by AccelMed.

(8)	Represents 9,633,228 shares of Common Stock and warrants to purchase 3,211,076 shares of Common Stock.
(9)

The members of the Board of Directors of MediVision hold sole voting and dispositive power over the shares of Common Stock beneficially owned by MediVision. The members of MediVision’s Board of Directors are Noam Allon, Yigal Berman, Doron Maor, Mira Nesher and Amnon Roffe.  MediVision’s Board may act upon approval of a majority of the board present and voting on an action, assuming a quorum is met.  Each of Noam Allon, Yigal Berman, Doron Maor, Mira Nesher and Amnon Roffe expressly disclaims any equitable or beneficial ownership of the shares of Common Stock beneficially owned by MediVision.

As of October 7, 2009, MediVision beneficially owns 9,380,843 shares of our Common Stock, or 35.4% of our Common Stock issued and outstanding. Gil Allon has served as a member of our Board of Directors since August 2000, as our acting Chief Executive Officer since September 2000 and as our Chief Executive Officer since January 2002. Mr. Allon is also a member of the Compensation, Option and Nomination Committees of our Board of Directors. Mr. Allon served as the Vice President and Chief Operating Officer of MediVision from June 1993 until August 2000. Mr. Allon also served as a member of the Board of Directors of MediVision since MediVision’s inception in June 1993 through December 2004. Mr. Allon owns 542,256 shares of common stock of MediVision, or approximately 8% of MediVision’s common shares issued and outstanding. Ariel Shenhar has served as a member of our Board of Directors since August 2000, as our Vice President and Chief Financial Officer since July 2002 and as our Secretary since August 2002. Mr. Shenhar served as a member of the Board of Directors of MediVision from August 1994 through December 2004 and as its Vice President and Chief Financial Officer from January 1997 until May 2005. Ariel Shenhar also owns 49,568 shares of common stock of

MediVision, or approximately 1% of MediVision’s issued and outstanding shares. Noam Allon, a member of our Board of Directors from August 2000 through December 31, 2004, served as the President, Chief Executive Officer and a member of the Board of Directors of MediVision from June 1993. Noam Allon owns 542,256 shares of common stock of MediVision, or approximately 8% of MediVision’s issued and outstanding shares. Noam Allon is the brother of Gil Allon. MediVision serves as the principal distributor of our products in Europe and certain other international markets. See Note 6 to the Notes to our Financial Statements for the year ended December 31, 2008 for more information with respect to our relationship with MediVision.

(10)	3,793,452 of these shares are currently in escrow pursuant to the terms of the Asset Purchase Agreement dated June 24, 2009 with MediVision. (For more details on the terms of the Asset Purchase Agreement, see our Form 10-K for the year ended December 31, 2008, Financial Statements, Notes to Consolidated Financial Statements, Note 6. Related Party Transactions, MediVision.)

(11)

David Crook is the CEO and controlling shareholder of Tail Wind Advisory & Management Ltd., a UK corporation authorized and regulated by the Financial Services Authority of Great Britain, which is the investment manager for Tail Wind. Mr. Crook may be deemed to share voting and dispositive power with Tail Wind over the shares of Common Stock held by Tail Wind. Each of Mr. Crook and Tail Wind Advisory & Management Ltd. expressly disclaim equitable and beneficial ownership of the shares of Common Stock held by Tail Wind.

(12)	Represents 1,032,967 shares issuable upon conversion of $1,375,000 in principal amount of the issuer’s 6.5% convertible note and warrants to purchase 1,187,043 shares.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO THE SHARE INCREASE

Except as otherwise stated herein, no director, executive officer, or associate of any director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the Share Increase and the corresponding amendment to the Articles of Incorporation, which is not shared by all other holders of our Common Stock.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the Code, stockholders are not entitled to dissenters’ rights of appraisal in connection with the Share Increase and the corresponding amendment to the Articles of Incorporation.

STOCKHOLDERS SHARING AN ADDRESS

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one Information Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Information Statement, may request a copy by contacting the bank, broker or other holder of record, or our offices by telephone at (916) 646-2020 x316, or by mail to: Ariel Shenhar, Secretary, Ophthalmic Imaging Systems, 221 Lathrop Way, Suite I, Sacramento, California 95815. In addition, any such street-name stockholders residing at the same address who have received multiple copies of this Information Statement and wish to receive a single copy of our annual reports, information statements and proxy materials in the future may contact the bank, broker or other holder of record, or our offices at the contact information above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (“SEC”). You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain "forward-looking" statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "might," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

By order of the Board of Directors

Ariel Shenhar
Chief Financial Officer

Appendix A

CERTIFICATE OF AMENDMENT

TO

 ARTICLES OF INCORPORATION

OF

OPHTHALMIC IMAGING SYSTEMS

The undersigned certify that:

1. They are the Chief Executive Officer and the Secretary, respectively, of Ophthalmic Imaging Systems, a California corporation (the “Corporation”).

2. Article Three of the Articles of Incorporation of the Corporation is amended to read as follows:

THREE: This Corporation is authorized to issue two (2) classes of shares of stock to be designated, respectively, Common and Preferred. The total number of Common Shares which this Corporation is authorized to issue is One Hundred Million (100,000,000). The total number of Preferred Shares which this Corporation is authorized to issue is Twenty Million (20,000,000). The Preferred Shares may be authorized in one or more series. The Board of Directors is authorized to fix the number of any such series of Preferred Shares and to fix the designation of such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the Corporation is 26,500,059. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

November 30, 2009	/s/ Gil Allon
Gil Allon, Chief Executive Officer

/s/ Ariel Shenhar
Ariel Shenhar, Secretary